SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No.      )

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AmeriSteel Corporation

(Name of Registrant as Specified In Its Charter)

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AMERISTEEL CORPORATION
5100 W. Lemon Street, Suite 312
Tampa, Florida 33609

INFORMATION STATEMENT

Written Consent of Stockholders
In Lieu of an
Annual Meeting of Stockholders

To the Stockholders of AmeriSteel Corporation:	April 30, 2002

         This Information Statement is furnished pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended, to provide information regarding certain action to be taken by written consent by the holders of a majority of the outstanding shares of common stock (the “Common Stock”) of AmeriSteel Corporation (“AmeriSteel” or the “Company”). Certain stockholders of the Company, owning approximately 95.2% of the outstanding Common Stock, intend to act by written consent in lieu of an Annual Meeting of Stockholders for the following purposes:

1.	To elect eight directors, representing all of the members of the Board of Directors of the Company.

         It is anticipated that the written consent is to be submitted to the Company and become effective on or about May 20, 2002.

We Are Not Asking You for a Proxy and You are Requested Not to Send to the Company a Proxy.

         At the close of business on March 31, 2002, there were 10,337,839 shares of Common Stock outstanding, the only outstanding voting stock of the Company, each of which shares is entitled to one vote.

         The approximate date on which this Information Statement is to be mailed to stockholders is April 30, 2002.

SECURITY OWNERSHIP
1. ELECTION OF DIRECTORS
Meetings of the Board of Directors and Standing Committees
Compensation of Directors
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION COMMITTEE REPORT
General Policies
Base Salary
Annual Incentive Compensation
Long Term Incentive Compensation
Chief Executive Officer Compensation for Fiscal 2001
Conclusion
PERFORMANCE GRAPH
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option/SAR Grants Table
Option/SAR Exercises and Year-End Value Table
Supplemental Retirement Plan
Employment Agreements
RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

SECURITY OWNERSHIP

         The following table sets forth, as of March 31, 2002, the number of shares of the Company’s Common Stock beneficially owned by (i) each person known to the Company as having beneficial ownership of more than 5% of the Company’s Common Stock together with such person’s address if other than the Company’s address, (ii) each of its directors and nominees to become a director, (iii) each named executive officer (as defined herein under “Executive Compensation” and pursuant to Securities and Exchange Commission rules) and (iv) all directors and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of
or Number in Group	Beneficial Ownership(1)	Percent of Class

Gerdau USA, Inc(2)	9,000,000	85.0%

FLS Holdings, Inc.(2)	9,000,000	85.0%

Phillip E. Casey(3)	844,192	8.0%

Carioca Limited Partnership(3)	573,507	5.6%

Tom J. Landa	15,525	*

Jorge Gerdau Johannpeter	0	—

Frederico C. Gerdau Johannpeter	0	—

Klaus Gerdau Johannpeter	0	—

Andre Bier Johannpeter	0	—

Germano Gerdau Johannpeter	0	—

Carlos J. Petry	0	—

J. Neal McCullohs	1,870	*

James F. Oliver	4,271	*

Michael Mueller	0	—

J. Donald Haney(4)	0	—

All Directors and Executive Officers as a Group (13 persons)	869,312	8.2%

*Less than one percent

(1)	Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. Except as otherwise indicated, all shares are held of record with sole voting and investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date if such person has the right to acquire such shares within 60 days after such date.

(2)	Of the shares shown for Gerdau USA, Inc., a Delaware corporation (“Gerdau USA”), 9,000,000 are directly owned by FLS Holdings, Inc., a Delaware corporation. Gerdau USA owns 100% of the outstanding common stock of FLS Holdings, Inc. and Gerdau USA is a wholly owned subsidiary of Gerdau S.A. Gerdau USA’s address is c/o Osvaldo B. Schirmer, Gerdau S.A. Av. Farrapos 1811 Porto Alegre, Rio Grande Do Sul — Brazil CEP 90220-005

(3)	Of the shares shown for Mr. Casey, 573,507 are held directly by Carioca Limited Partnership I, a Delaware limited partnership. Carioca, L.L.C., a Delaware limited liability company, owns directly 5,793 shares and is the sole general partner owning 1% of the partnership interests. The Betty Z. Casey Grantor Retained Annuity Trust owns 16.35% of the limited partnership interests and Mr. Casey is the Trustee with the power to vote and dispose of the limited partnership interests held by the Trust. Betty Casey, Mr. Casey’s wife, is the other limited partner owning the remaining 82.65% of the partnership interests. Mr. Casey, Mrs. Casey and David Casey, Mr. Casey’s brother, are the members of Carioca, L.L.C., and David Swayze, an unrelated third party, is the sole manager of Carioca, L.L.C. Mr. Swayze, as manager of Carioca L.L.C., the sole general partner of Carioca Limited Partnership I, has voting and investment control over the shares held by the limited partnership. Mr. and Mrs. Casey acting unanimously have the power to remove the manager of Carioca L.L.C. and therefore may be deemed to share beneficial ownership over the shares held by Carioca Limited Partnership I and Carioca, L.L.C. Mr. Casey’s address is 5100 W. Lemon Street, Suite 312, Tampa, Florida 33609 and the address of each of Carioca Limited Partnership I and David Swayze is 1201 Market Street, Wilmington, Delaware 19801.

(4)	Mr. Haney retired from all positions with the Company in October 2001.

1. ELECTION OF DIRECTORS

         Directors are elected for one year terms and until their successors are duly elected and qualified. The Company’s By-Laws provide that directors shall be elected by a plurality of the votes cast. As of the date of this Information Statement there are eight members on the Company’s Board of Directors.

         Stockholders owning approximately 95.2% of the outstanding shares of Class B Common Stock (the “Majority Stockholders”) intend by written consent in lieu of an Annual Meeting of Stockholders of the Company to elect the following eight nominees to act as directors of the Company.

Phillip E. Casey
Tom J. Landa
Jorge Gerdau Johannpeter
Frederico C. Gerdau Johannpeter
Klaus Gerdau Johannpeter
Andre Bier Johannpeter
Germano Gerdau Johannpeter
Carlos J. Petry

         The proposed nominees for election as directors are willing to be reelected as directors. If as a result of circumstances not now known or foreseen, a nominee shall be unavailable or unwilling to serve as a director, the Majority Stockholders may elect such other person as they deem advisable.

         The following table sets forth certain information regarding the nominees for directors:

Name	Age	Years as a Director

Phillip E. Casey	59	8

Tom J. Landa	50	5

Jorge Gerdau Johannpeter	65	2

Frederico C. Gerdau Johannpeter	59	2

Klaus Gerdau Johannpeter	66	2

Andre Bier Johannpeter	39	2

Germano Gerdau Johannpeter	69	2

Carlos J. Petry	61	2

         Phillip E. Casey has been Chief Executive Officer and a director since June 1994 and President since September 1999. Mr. Casey was Chairman of the Board of AmeriSteel from June 1994 until September 1999.

         Tom J. Landa has been Chief Financial Officer, Vice President and Secretary of the Company since April 1995. Mr. Landa was elected a director of AmeriSteel in March 1997. Before joining the Company, Mr. Landa spent over 19 years in various financial management positions with Exxon Corporation and its affiliates worldwide.

         Jorge Gerdau Johannpeter has been working for the Gerdau companies since 1954. Mr. Jorge Johannpeter and his brothers, Germano, Klaus and Frederico, started as apprentices. Mr. Jorge Johannpeter became an Executive Officer of Gerdau in 1973 and was appointed President in 1983. He received a degree in Law from the Federal University of Rio Grande do Sul.

         Frederico C. Gerdau Johannpeter has worked for the Gerdau companies with his father and brothers since 1961. Mr. Frederico Johannpeter became an Executive Officer of Gerdau in 1973 and was appointed a Vice President in 1983. He received a degree in Business Administration from the Federal University of Rio Grande do Sul.

         Klaus Gerdau Johannpeter has worked for the Gerdau companies with his father and brothers since 1954. Mr. Klaus Johannpeter became an Executive Officer of Gerdau in 1973 and was appointed a Vice President in 1983. He received a degree in Civil, Electrical and Mechanical Engineering from the Federal University of Rio Grande do Sul.

         Andre Bier Johannpeter has been working for the Gerdau companies since 1980. Mr. Andre Johannpeter became an Executive Officer of Gerdau in 1989. In 1998, Mr. Andre Johannpeter was appointed Director of Information Systems and in 1999 became Director of Managerial Processes. He received a degree in Business management from the Catholic Pontiff University of Rio Grande do Sul.

         Germano Gerdau Johannpeter has worked for the Gerdau since 1951. Mr. Germano Johannpeter became an Executive Officer of Gerdau in 1973 and was appointed a Vice President in 1983. He received a degree in Business Administration from the Getulio Vargas Foundation.

         Carlos J. Petry has worked for the Gerdau companies since 1965. In 1975, Mr. Petry was appointed to Gerdau’s Board of Directors. Mr. Petry received a degree in Philosophy from the federal University of Rio Grande do Sul.

         Messrs. Jorge, Frederico, Klaus and Germano Johannpeter are brothers. Andre Johannpeter is the son of Jorge Johannpeter. None of the other directors are related to one another.

Meetings of the Board of Directors and Standing Committees

         The Board of Directors held one meeting during the year ended December 31, 2001. All incumbent directors except Germano Johannpeter attended at least 75% of all meetings of the Board during the period of time they held office. J. Donald Haney resigned from the Board of Directors upon his retirement in October 2001.

         The Board of Directors has a standing Executive Compensation Committee and Audit Committee.

         The Executive Compensation Committee members are Carlos J. Petry, Andre Beir Johannpeter and Philip E. Casey each of whom were elected to the committee in September 1999. No meetings of the Executive Compensation Committee were held during the year ended December 31, 2001, however it did conduct certain business through written action. The Compensation Committee’s principal responsibility is to provide recommendations to the Board regarding compensation for executive officers of the Company.

         The Audit Committee members are Carlos J. Petry and Andre Bier Johannpeter each of whom were elected to the committee in September 1999. This committee provides the opportunity for direct communication with the independent certified public accountants and the Board. The Audit Committee communicates with the certified public accountants periodically to review their effectiveness during the annual audit program and to discuss the Company’s internal control policies and procedures. The Board of Directors has not adopted a written charter for the Audit Committee.

         The Audit Committee held one meeting during the year ended December 31, 2001 . Both committee members attended this meeting, as did certain officers of the Company and members of the independent accounting firm of Arthur Andersen, LLP. The Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee discussed with the independent auditors the matters required to be discussed by SAS 61. The Audit Committee received written disclosures and the letter from Arthur Andersen as required by Independence Standards Board No. 1, Independence Discussions with Audit Committees and discussed with Arthur Andersen their independence. Based on the above reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

         The Board of Directors does not have a Nominating Committee because the Board as a whole functions in this capacity.

Compensation of Directors

         No director receives separate compensation for services rendered as a director. Expenses incurred by directors who are employees of the Company to attend meetings of the Board of Directors or committees thereof are covered by the Company. The Company does not reimburse expenses incurred by non-employee directors to attend board meetings.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16 of the Securities Exchange Act of 1934, as amended, certain officers, directors and stockholders of the Company are required to file reports of stock ownership and changes therein with the Securities and Exchange Commission. Based solely upon the Company’s review of such forms, all such forms were filed timely, except that an Initial Statement of Beneficial Ownership of Securities was not timely filed by Michael Mueller, and for each of the following directors and officers, one form was not timely filed relating to the indicated number of transactions: Messrs. Oliver and Rogers, one transaction; Mr. Muhlhan, two transactions; Messrs. Landa, Andrew, three transactions; and Mr. McCullohs, six transactions.

EXECUTIVE COMPENSATION COMMITTEE REPORT

         This report is submitted by the Executive Compensation Committee with respect to the compensation policies applicable to the Company’s executive officers for the year ended December 31, 2001. The Executive Compensation Committee members are Carlos J. Petry, Andre Beir Johannpeter and Philip E. Casey each of whom were elected to the committee in September 1999.

General Policies

         The Company’s executive compensation system is intended to attract, retain, and motivate high quality executive officers who can enhance stockholder value, and to support a performance-oriented environment that rewards achievement of the Company’s planned financial goals. The Committee believes that linking executive compensation to corporate performance, through an emphasis on performance bonuses, results in better alignment of compensation with corporate goals and stockholder interests. The Committee also believes that through stock ownership and stock options it has created a program that promotes stockholder value creation in the long term. In evaluating the performance of executive officers, the Committee’s approach is to consult with the Chief Executive Officer, except when evaluating his performance, in which case the Committee’s approach is to meet and deliberate independently without the Chief Executive Officer being present.

         The Company compensates its executive officers through three principal types of compensation: annual base salary, annual incentive bonuses, and long-term incentive awards through a cash bonus plan, stock options, stock appreciation rights (“SARs”) and restricted stock. The Committee’s policies regarding the types of compensation are discussed below.

Base Salary

         The annual base salary of each of AmeriSteel’s executive officers is based upon the scope of his or her responsibility and accountability within the Company, as well as performance and experience criteria. In setting the level of base salary for executive officers, other than the Chief Executive Officer, the Committee’s approach is to review the Chief Executive Officer’s recommendations together with other information from independent compensation consultants.

Annual Incentive Compensation

         Each year the Executive Compensation Committee recommends to the Board of Directors cash bonuses payable to the executive officers of the Company. The awards are determined in accordance with AmeriSteel’s Strategic Value Added Executive Short-Term Incentive Plan (the “SVA Plan”), the purpose of which is to award executives who substantially contribute in reaching specific annual performance goals.

         The SVA Plan is administered by the Executive Compensation Committee. The Executive Compensation Committee may appoint an officer of the Company to assist in the administration of the SVA Plan and it may grant authority to such person to execute documents on its behalf.

         The SVA Plan is designed to award for the attainment of a minimum return on average capital employed for the year as determined at the beginning of the fiscal year. Upon achievement, payments generally are made within two months of the end of the fiscal year, provided, however, that all covenants governing the Company’s indebtedness for borrowed money are met prior to and after giving effect to the payments. An award may also be paid in shares of the Company’s Common Stock if so determined by the Chief Executive Officer and approved by the Board of Directors at any time prior to the payment of the award or in any combination of cash and shares.

         The Company has also implemented a performance based plan to award virtually all other individuals who do not participate in the SVA Plan. The Partners in Performance Plan (“PIP”) ties a portion of an employee’s pay to established minimum performance requirements relative to the responsibilities of their position. Generally, employees at the steel minimills have performance criteria relating to tons of steel melted and/or tons of steel rolled, employees associated with the fabricating operation have performance criteria relating to manufacturing costs, employees at the rail products plants have performance criteria relating to tons of finished steel product produced, employees associated with the mills sales have performance criteria relating to tons shipped, and general and administrative employees have performance criteria relating to a combination of the above criteria. PIP awards are paid in cash in the month following the month of attainment except production employees at the steel minimills and rail products operations, whose awards are paid the week following the week of attainment.

Long Term Incentive Compensation

         The purpose of the long-term incentive plans discussed below is to align executive and other key employee interests with those of the Company’s shareholders.

         In March 2000, the Board of Directors approved a long-term incentive plan (the “Stakeholder Plan”) to ensure the Company’s senior management’s interests are congruent with the Company’s shareholders. Awards are based on the Company’s return on capital employed and are vested and paid out over a period of four years. Awards in the amount of $627,850 were granted in March 2000, of which approximately $97,000 vested and $70,000 was paid in 2001. No additional awards were granted for the year ended December 31, 2001.

         In July 1999, the Board of Directors approved, upon recommendation by the Executive Compensation Committee, the Stock Purchase/SAR Plan. The plan was made available to essentially all employees of the Company. Employees who purchase stock under the plan are eligible to receive Stock Appreciation Rights equal to four times the number of shares purchased under the plan. In the 1999 offering period, a total of 42,321 shares were sold under the Stock Purchase/SAR Plan at a purchase price of $15.30 per share, with 30,463 of these shares outstanding as of December 31, 2001. A total of 169,284 SARs were granted under the plan.

         Under the 1996 Equity Ownership Plan (“EOP”), stock options and other stock based awards are granted to provide incentives for executives and other key employees to manage the Company from an ownership perspective. In addition, stock options and SARs are a key part of the Company’s program for motivating and rewarding managers over the long term.

         The Executive Compensation Committee, upon recommendation by the Chief Executive Officer, determines and makes final decisions regarding stock options, restricted stock and other awards under the EOP. Such factors as performance and responsibilities of individual managers and the management team as a whole in addition to general industry practices play an integral role in the determination of the number of options awarded to a particular senior executive or employee. Accordingly, the Company has granted stock options to a significant number of employees in various positions to afford them an opportunity to participate in the Company’s future growth, particularly in the creation of value for all stockholders. In the year ended December 31, 2001, the Company granted stock options covering 121,000 shares to various employees, of which 29,000 NSO’s and 2,400 incentive options were granted to executive officers. All of the NSO’s granted were subsequently forfeited due to non-attainment of targeted performance. No SARs were issued by the Company. The options vest in one-third increments each year beginning approximately two years after the grant date and SARs vest in one-quarter increments each year beginning one year after the date of grant.

         In September 1995, the Board of Directors approved, upon recommendation by the Executive Compensation Committee, a one time Stock Purchase/Option Plan identified as the Shares in Success Plan (the “SIS Plan”). The SIS Plan was made available to essentially all employees of the Company. Employees who purchased stock were awarded stock options equal to six times the number of shares purchased. A total of 37,689 shares were sold under the SIS Plan at a purchase price of $10.63 per share, with 357 of these shares remaining outstanding as of December 31, 2001. The options were granted at fair value at the date of the grant, as determined by an independent appraisal as of the end of the previous fiscal year-end. A total of 226,134 options were granted under the SIS Plan. No options remain available for future grant under this plan. All options outstanding are currently vested. Options may be exercised for up to 10 years from the grant date.

Chief Executive Officer Compensation for Fiscal 2001

         Mr. Casey’s salary is set annually by the Executive Compensation Committee. Mr. Casey’s salary for the year ended December 31, 2001 was $360,000 annually, which was increased from $255,000 for the year ended December 31, 2000. For the year ended December 31, 2001, Mr. Casey was not awarded a bonus under the SVA Plan due to the non-attainment of certain performance targets. Mr. Casey did not participate in the stock options awards made under the EOP during the year due to his ownership position in the Company.

Conclusion

         The Executive Compensation Committee believes that current total compensation arrangements are reasonable and competitive. The Executive Compensation Committee believes recent compensation for executive officers is consistent with the current compensation philosophy and reflects corporate performance. The Executive Compensation Committee will continue to monitor and administer compensation programs for executive officers of the Company.

Executive Compensation Committee

Carlos Joao Petry – Committee Chairman Andre Bier Johannpeter Phillip E. Casey

PERFORMANCE GRAPH

         The following graph compares the cumulative total return of the Company’s Common Stock with the cumulative total return of the companies in the Standard & Poor’s 500 Index and S&P 500 Iron and Steel Index. Cumulative total return for each of the periods shown in the Performance Graph is measured assuming an initial investment of $100 on December 31, 1996, and the reinvestment of dividends.

Comparison of Cumulative Total Return

	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	1996	1997	1998	1999	2000	2001

AmeriSteel	$100.00	$108.00	$160.00	$144.00	$104.00	$136.00

S&P 500 Index	$100.00	$133.36	$171.48	$207.56	$188.66	$166.24

S&P 500 - Steel Index	$100.00	$101.74	$88.18	$97.01	$61.03	$78.32

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As of December 31, 2001, the members of the Company’s Executive Compensation Committee were Carlos Joao Petry, Andre Bier Johannpeter and Philip E. Casey. Mr. Casey is the President of AmeriSteel.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On February 23, 2001 the Board of Directors of the Company raised approximately $15 million through the issuance of 1,153,846 shares of Common Stock in a private placement to Gerdau USA, an affiliate of Gerdau S.A., at a price of $13.00 per share. Gerdau S.A. is the ultimate parent of the Company, owning all of the issued and outstanding stock of Gerdau USA. The purchase price was based on the most recent appraisal of the Company’s Common Stock as of December 31, 2000. The purpose of the sale of Common Stock was to provide additional funds for the Company for general working capital purposes and to enable the Company to reduce its debt. The Company repurchased these shares in a series of transactions between June and October 2001 at fair market value, therefore none of the above referenced shares were outstanding as of December 31, 2001.

         On March 30, 2001 the Board of Directors of the Company raised approximately $10 million through the issuance of 1,000,000 shares of Series A Preferred Stock in a private placement to an affiliate of Gerdau S.A., at a price of $10.00 per share. The Series A Preferred Stock were non-voting shares entitling the holder to dividend rights of .475 per share every six months and were redeemable at the option of the Company. The Company repurchased these shares in October 2001 at fair market value, therefore none of the above referenced shares were outstanding as of December 31, 2001. The Company paid $523,000 in dividends on the preferred shares in 2001.

EXECUTIVE COMPENSATION

         The tables and descriptive information set forth below are being furnished with respect to those persons who were the Company’s Chief Executive Officer and its four most highly compensated executive officers, other than the Chief Executive Officer, whose salary and bonus exceeded $100,000 for the most recent fiscal year (the “Named Executive Officers”). Tables have been omitted where no compensation was awarded to, earned by or paid to any of the named executives required to be reported in any fiscal year covered by that table.

Summary Compensation Table

         The following table provides information concerning the annual compensation of each of the Named Executive Officers of the Company for services rendered to the Company in each of the Company’s last three fiscal years.

					Long Term
		Annual Compensation			Compensation Awards

							All
				Other	Securities		Other
				Annual	Underlying	LTIP	Compen-
Name and Principal				Compen-	Options/	Payouts	sation
Position	Year (1)	Salary	Bonus	sation(2)	SARs	(3)	(4)

Phillip E. Casey	December 31, 2001	$360,000	$35,624	$—	$—	$—	$3,000
President and Chief	December 31, 2000	191,250	—	—		—	1,677
Executive Officer	March 31, 2000	255,000	255,000	72,844		—	2,841

Tom J. Landa	December 31, 2001	205,610	19,831	—	5,000	—	3,109
Vice President and	December 31, 2000	148,140	—	—	—		2,028
Chief Financial	March 31, 2000	190,362	176,745	48,563		800,000	2,880
Officer

J. Neal McCullohs	December 31, 2001	172,789	22,694	—	5,000		3,384
Group Vice President,	December 31, 2000	105,774	—	—	—	—	2,308
Fabricated Reinforcing	March 31, 2000	135,762	126,199	48,563		800,000	2,877
Steel

Michael Mueller	December 31, 2001	164,523	22,377	—	4,000	—	46,660
Group Vice President,	December 31, 2000	—	—	—	—	—	—
Steel Mill Operations	March 31, 2000	—	—	—	—	—	—

James F. Oliver	December 31, 2001	165,686	18,842	—	7,400	—	60,893
Vice President,	December 31, 2000	107,076	—	—	—	—	2,301
Strategic Development	March 31, 2000	135,726	53,182	34,688	—	—	2,884

J. Donald Haney(5)	December 31, 2001	264,394	12,980	—	—	—	3,000
Group Vice President	December 31, 2000	169,272	—	—	—	—	6,586
	March 31, 2000	219,120	201,963	48,563		800,000	885,287

(1)	The period ended December 31, 2000, reflects nine-months due to the change in the Company’s fiscal year from March 31 to December 31. Compensation paid for the interim period April 1, 2000 to December 31, 2000 was paid on a basis consistent with compensation paid for prior years

(2)	These amounts consist of awards under the Company’s Stakeholder Plan and vest over four years. The awards are based on satisfaction of certain Company performance goals each year. At the election of the participant, awards may be taken in the form of cash, phantom stock of the Company or phantom stock of Gerdau, the Company’s parent. Of the awards made during the year ended March 31, 2000, no amounts vested during the year ended December 31, 2000, and during the year ended December 31, 2001, $13,227, $5,637, $8,818, $6,299 and $10,918 vested for Messrs. Casey, Landa, McCullohs, Oliver and Haney, respectively.

(3)	Payments made in the year ended March 31, 2000 represent payments made in conjunction with the immediate vesting of SARs resulting from the change in control of the Company that was triggered upon the purchase of a majority interest in FLS Holdings by Gerdau, USA in September 1999.

(4)	For the year ended December 31, 2001, these amounts consist of Company matching contributions made pursuant to the Company’s Savings Plan, and moving expenses of $43,594 for Mr. Mueller and $57,661 for Mr. Oliver.

(5)	Mr. Haney retired from all positions with the Company in October 2001.

Option/SAR Grants Table

         The following table shows information concerning the number of options granted for the year ended December 31, 2001. No SARs were granted during this period.

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
	Individual Grants				Price Appreciation

		% of Total
		Options
	Number of	Granted to	Base
	Options	Employees in	Price	Expiration
Name	Granted	Fiscal Year	($/sh)	Date	5%($)	10%($)

Philip E. Casey	—	—	—	—	—	—

Tom J. Landa	5,000	4.13	13.00	5/20/2011	$40,878.15	$103,593.26

J. Neal McCullohs	5,000	4.13	13.00	5/20/2011	$40,878.15	$103,593.26

Michael Mueller	4,000	3.31	13.00	5/20/2011	$32,702.52	$82,874.61

James F. Oliver	5,000	4.13	13.00	5/20/2011	$60,499.66	$153,318.02

James F. Oliver	2,400	1.99	13.00	4/22/2011	$19,621.51	$49,724.76

J. Donald Haney	—	—	—	—	—	—

Option/SAR Exercises and Year-End Value Table

         The following table shows information concerning stock option and SAR exercises and values as of December 31, 2001.

			Number of Securities
			Underlying Unexercised			Value of Unexercised
	Shares		Options/SARS at			In-the-Money Options/SARS
	Acquired on	Value	December 31, 2001(#)			at December 31, 2001($)
Name	Exercise(#)	Realized($)(1)	Exercisable/Unexercisable			Exercisable/Unexercisable(2)

Phillip E. Casey	—	—	-	/	-	-	/	-

Tom J. Landa	960	14,880	14,882	/	5,382	$62,750	/	-

J. Neal McCullohs	5,484	83,202	1,172	/	5,272	$3,150	/	-

Michael Mueller	—	—	-	/	4,000	-	/	-

James F. Oliver	—	—	1,174	/	7,674	$3,150	/	-

J. Donald Haney	—	—	-	/	-	-	/	-

(1)	This represents the excess of the fair market value of the Company’s Common Stock as of the date of exercise above the exercise price of the options/SARs.

(2)	This represents the excess of the fair market value per share of the Company’s Common Stock of $17.00 per share as of December 31, 2001, the date of the latest appraisal of the Company’s stock, above the exercise price of the options/SARs.

Pension Benefit

         The table below sets forth the estimated annual benefits, payable as a single life annuity beginning at retirement at age 65, at various remuneration levels and for representative years of service at normal retirement date, under the Company’s tax qualified noncontributory defined benefit pension plan (the “Retirement Plan”). Also, set forth below this section is information about the estimated annual benefits (also report ed as a single life annuity beginning at retirement at age 65) payable under the Company’s Supplemental Retirement Plan.

	Years of Service

Final Average Compensation	20 years	25 years	30 years	35 years	40 years

$100,000	$26,056	$32,570	$39,083	$45,597	$50,597

150,000	41,056	51,320	61,583	71,847	79,347

200,000	56,056	70,070	84,083	98,097	108,097

         Under the Retirement Plan, the compensation taken into account generally includes all salary, bonuses and other taxable compensation, subject to an annual compensation limit, which currently is $170,000. As of December 31, 2001, the final average compensation and years of credited service for the Named Executive Officers for purposes of the Retirement Plan were as follows: $164,000 and seven years for Phillip E. Casey; $164,000 and six years for Tom J. Landa; $163,007 and 23 years for J. Neal McCullohs; $170,000 and one year for Michael Mueller; and $163,400 and 12 years for James F. Oliver. The benefits under the Retirement Plan are not subject to any deduction for Social Security or other offset amounts.

Supplemental Retirement Plan

         The Company maintained a nonqualified, unfunded Supplemental Retirement Plan (the “SRP”), that provided certain officers defined pension benefits in addition to those provided under the Company’s other plans. The SRP provided an annual retirement benefit equal to the greater of (i) 50% of final average compensation without regard to the $170,000 limit, and (ii) 2.4% of final average compensation multiplied by years of service (up to 25), plus 1% of final average compensation multiplied by years of service in excess of 25 (up to 10), less (in either case) amounts to which the participant was entitled under other retirement plans of the Company and prior employers and under Social Security. The one remaining employee covered by the SRP, (J. Donald Haney) retired in October 2001. As of December 31, 2001 the Company had $0 accrued in supplemental retirement benefits. No other Named Executive Officer is covered by the SRP.

         The officers covered by the SRP have all waived certain rights, provided that if such officers are terminated without cause (as defined in the mutually effective severance agreements entered into with such officers), resign for good reason (as defined in the mutually effective severance agreements) or die, retire or become disabled, then such officers will be entitled to receive the amounts they would have received had such officers not waived such rights.

         The Board of Directors subsequently terminated the SRP at a meeting on January 23, 2002.

Employment Agreements

         Effective June 1, 1994, the Company entered into a five-year employment agreement with Phillip E. Casey to serve as the Company’s Chairman of the Board of Directors and Chief Executive Officer. The Agreement terminated June 1, 1999. However, certain provisions of the Agreement remain in effect for up to an additional three years. Specifically, the Company has a right to purchase from Mr. Casey the Company’s Common Stock acquired by Mr. Casey pursuant to the Agreement. In addition, the Agreement provides that the sale by the Company of any shares that are senior or preferred to the Common Stock held by Mr. Casey requires Mr. Casey’s consent. Mr. Casey also has certain rights to participate with the Company in a secondary public offering of the Company’s common stock and a right of first refusal with respect to 10% of any new stock to be issued by the Company, except under certain circumstances including certain public offerings, stock splits or stock dividends.

RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The firm of Arthur Andersen LLP has been the Company’s independent certified public accountants since 1995. The Company is currently reviewing its relationship with Arthur Andersen LLP in light of its recent public distress. The Company is also reviewing proposals from other large national certified public accounting firms and may decide to change independent certified public accountants for the year ending December 31, 2002. Stockholder approval of the selection of the Company’s independent certified public accountants is not required by the Company’s By-Laws or otherwise.